Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Ortho Clinical Diagnostics Holdings plc of our report dated March 18, 2021 relating to the financial statements, which appears in Ortho Clinical Diagnostics Holdings plc’s Annual Report on Form 10-K for the year ended January 3, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 7, 2021